UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2013

PINNACLE ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13641	95-3667491
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8918 Spanish Ridge Avenue, Las Vegas, Nevada		89148
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (702) 541-7777

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Effective May 24, 2013, PNK Development 18, LLC, a Delaware limited liability company (“PNK 18”) and a wholly owned subsidiary of Pinnacle Entertainment, Inc. (the “Company”), and PNK Development 31, LLC, a Delaware limited liability company (“PNK 31”) and a wholly owned subsidiary of PNK 18, entered into a Third Amended and Restated Shareholders Agreement (the “Third Amended Shareholders Agreement”) with Harbinger II S.a.r.l, Blue Line ACDL, Inc., Credit Distressed Blue Line Master Fund, Ltd., Global Opportunities Breakaway Ltd., Breakaway ACDL, Inc. and Harbinger China Dragon Intermediate Fund, L.P. (collectively, “Harbinger”), and Asian Coast Development (Canada) Ltd., a British Columbia corporation (“ACDL”), with respect to Harbinger’s and PNK 18’s investment in ACDL. The Third Amended Shareholders Agreement amends and restates the Second Amended and Restated Shareholders Agreement dated as of December 6, 2012 entered into between the same parties (the “Second Amended Shareholders Agreement”). PNK 18 is a minority shareholder of ACDL. ACDL is developing an integrated gaming resort complex on the Ho Tram Strip in southern Vietnam.

The Third Amended Shareholders Agreement was entered into in connection with an agreement by certain Harbinger affiliates to lend up to $30 million to ACDL, to be funded in three equal tranches, with the funding of the third tranche conditioned upon the occurrence of certain events. In connection with loans advanced under this commitment, the Harbinger lenders will be entitled to receive certain warrants to purchase ACDL non-voting shares (identical to the common shares other than that they have no voting rights) at a nominal exercise price representing a substantial portion of common shares and non-voting shares of ACDL (initially, totaling 40% of the currently outstanding common shares and non-voting shares underlying the initially issued warrants if all three tranches are funded in full). An additional portion of this warrant entitlement would be issued to the Harbinger lenders in the event of certain significant third party equity financings of ACDL. PNK 18 has the right to participate as a lender in 27% of the funding of each tranche the $30 million loan commitment, although it did not participate in the funding of the first $10 million tranche.

The Third Amended Shareholders Agreement contains arrangements among the parties thereto with respect to the business and affairs of ACDL and the ownership of securities of ACDL, including, without limitation, voting rights, board representation, financial information rights, transfer restrictions and other transfer provisions, tag-along rights, drag-along rights, rights of first negotiation upon a disposition of ACDL securities, preemptive rights, and majority and minority shareholder consent rights over certain corporate actions.

The amendments to the Second Amended Shareholders Agreement contained in the Third Amended Shareholders Agreement include, among other things, providing PNK 18 a right, in general, until mid-July 2014 to purchase from the Harbinger lenders, at their original purchase price, up to 27% of the loan advances made by the Harbinger lenders and up to 27% of the warrants received and to be received by the Harbinger lenders in connection with the loan transaction described above. In general, PNK 18’s purchase right reduces in amount over the second and third years following the making of the loan advances by the Harbinger lenders.

A copy of the Third Amended Shareholders Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description of the Third Amended Shareholders Agreement in this Current Report on Form 8-K is a summary, does not purport to be complete and is qualified in its entirety by the Third Amended Shareholders Agreement.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

Exhibit 10.1	Third Amended and Restated Shareholders Agreement, dated as of May 24, 2013, by and among PNK Development 18, LLC, PNK Development 31, LLC, Harbinger II S.à.r.l, Blue Line ACDL, Inc., Credit Distressed Blue Line Master Fund, Ltd., Global Opportunities Breakaway Ltd., Breakaway ACDL, Inc., Harbinger China Dragon Intermediate Fund, L.P. and Asian Coast Development (Canada) Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC. (Registrant)

Date: May 31, 2013	By:	/s/ Elliot D. Hoops
Elliot D. Hoops
Vice President and Legal Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 10.1	Third Amended and Restated Shareholders Agreement, dated as of May 24, 2013, by and among PNK Development 18, LLC, PNK Development 31, LLC, Harbinger II S.à.r.l, Blue Line ACDL, Inc., Credit Distressed Blue Line Master Fund, Ltd., Global Opportunities Breakaway Ltd., Breakaway ACDL, Inc., Harbinger China Dragon Intermediate Fund, L.P. and Asian Coast Development (Canada) Ltd.